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                                                                    Exhibit 21.1

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Subsidiary                                                         Jurisdiction
----------                                                         ------------
CTI Services, Inc.                                                 Tennessee
Advanced Crystal Technology, Inc. d/b/a ACT, Inc.                  Tennessee
P.E.T.Net Pharmaceuticals, Inc.                                    Tennessee
The Colorado Medical Cyclotron, LLC                                Colorado
New England PETNet Manufacturing & Distribution Center, LLC        Massachusetts
PET/Net Pharmalogic, LLC                                           Tennessee
PETNet Indiana, LLC                                                Indiana
PETNet Houston, LLC                                                Texas
CTI Pet Systems, Inc. d/b/a CPS Innovations                        Tennessee
CTI, GmbH                                                          Germany
Monrol Izotop Servisi Anonim Sirketi                               Turkey
CTI (The Power Behind Pet) Ltd.                                    Hong Kong
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